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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Dynegy Inc. for the registration of common stock, preferred stock, debt securities, guarantees of debt securities, warrants, units, depositary shares or purchase contracts and to the incorporation by reference therein of our reports dated February 24, 2017, except for the impact of the matters discussed in Note 2 pertaining to the adoption of ASU 2016-15 and ASU 2016-18, as to which the date is December 7, 2017, with respect to the consolidated financial statements of Dynegy Inc., and our report dated February 24, 2017, with respect to the effectiveness of internal control over financial reporting of Dynegy Inc., included in Dynegy Inc.'s Current Report on Form 8-K dated December 7, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Houston, Texas December 19, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm